EXHIBIT 15.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 (N◦ 333-185071) of our report dated April 25, 2014 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting which appears in PolyMet Mining Corp.'s Annual Report on Form 20-F for the year ended January 31, 2014.

(signed) PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
April 25, 2014